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Exhibit 4.7

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF
COMMON STOCK, PAR VALUE $.01 PER SHARE,
OF GFINET INC.

        This Warrant certifies that NEWNETCO LLC, a Delaware limited liability company with principal executive offices at 36 Park Drive East, Branford CT 06405 (the "Holder"), for value received, is entitled to purchase from GFINET INC., a Delaware Corporation (the "Company"), at any time and from time to time during the Exercise Period, up to 1,000,000 shares of Common Stock at an initial price per share of $1.00, as such price from time to time may be adjusted pursuant to Section 5 of this Warrant (as so adjusted, the "Share Price"), upon the terms and subject to the conditions hereinafter set forth.

        1.    DEFINITIONS.

        As used in this Warrant the following terms have the respective meanings set forth below:

        "Affiliate" means, with regard to any person, any person which, directly or indirectly controls, is controlled by, or is under common control with, such person, including holders of membership interests of such person, and, with respect to any person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof, or any trust(s) for the exclusive benefit of one or more of such individuals, except that no Person shall be deemed to be an Affiliate of the Holder solely by virtue of the Holder's or such Person's ownership of or right to acquire (i) any capital stock of the Company, including, without limitation, Common Stock and Convertible Securities, or (ii) any options, calls, rights or warrants to purchase capital stock of the Company, including, without limitation, any options, calls, rights or warrants to purchase Common Stock or Convertible Securities. "Control" (including, with correlative meaning, the terms "controlled by" and "under the common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

        "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

        "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

        "Change of Control" will mean (i) a sale of all or substantially all of the assets of the Company, whether in a single transaction or a series of transactions; (ii) the merger or consolidation of the Company with or into any corporation or the merger of another corporation into the Company if the effect is that fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of the surviving or new corporation is held by a person or person other than the shareholders of the Company immediately prior to such transaction or (iii) the occurrence of any other event which results in fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of the Company being held by a person or persons other than the shareholders of the Company who, individually or in the aggregate, held 50% or more of such voting power immediately prior to such event.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company as constituted on the date hereof, and any capital stock into which the Common Stock thereafter may be changed.

        "Convertible Securities" means evidences of indebtedness, shares of any class or series of capital stock or other securities which are convertible into or exchangeable or exercisable (with or without the payment of additional consideration) for shares of Common Stock, either immediately or upon the occurrence of a specified date or event.

        "Engagement Agreement" means that certain agreement, dated May 17, 2000, by and between the Company and New Net Companies, Inc., a Delaware corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations promulgated by the Commission thereunder, as the same shall be in effect from time to time.

        "Exercise Period" means the period during which this Warrant is exercisable, in whole or in part, pursuant to Section 2(a).

        "Expiration Date" means June 15, 2005.

        "Fair Market Value" means, when used with reference to shares of Common Stock or any other class or series of capital stock or other securities of the Company or of any other property, the fair value thereof as determined in good faith by not less than a majority of the Board (upon consultation with its professional advisors) and, if such determination cannot be made, by a nationally recognized independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company.

        "Holder" means the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

        "Other Property" has the meaning ascribed to such term in Section 5(c) hereof.

        "Outstanding" means, on any date of determination and when used with reference to any class or series of capital stock of the Company, all issued and outstanding shares of such class or series of capital stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or public or governmental authority (whether federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

        "Qualified IPO" means a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $1.50 (as adjusted for stock splits, dividends, recapitalizations and the like), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $15.0 million.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations promulgated by the Commission thereunder, as the same shall be in effect from time to time.

        "Share Price" has the meaning ascribed to such term in the introductory paragraph hereof.

        "Transfer Notice" has the meaning ascribed to such term in Section 8(b) hereof.

        "Warrant Price" means an amount equal to the product of (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 3(a) multiplied by (ii) the Share Price then in effect.

        "Warrant Shares" has the meaning ascribed to such term in Section 2(a) hereof.

        This Warrant is subject to the following terms and conditions:

        2.    EXERCISABILITY; TERMINATION.

        (a)    Exercisability.

        (i)    This Warrant is exercisable on any Business Day, for all or any part of the shares of Common Stock as shall have vested pursuant to Section 2(a)(ii) below, at the option of the Holder at any time from and after the earlier of (i) the consummation of a Qualified IPO and (ii) May 17, 2002, and prior to 5:00 P.M., Eastern Time, on the Expiration Date.

        (ii)    The shares of Common Stock subject to this Warrant (the "Warrant Shares") shall vest and become exercisable (A) as to the first 1/18th of the Warrant Shares purchasable hereunder, on July 15, 2000, provided and on condition that the Engagement Agreement has not been terminated by either party and the Holder continues to provide services to the Company under the Engagement Agreement and is not in material breach thereof from the date hereof through such vesting date, and (B) as to an additional 1/18th of the Warrant Shares purchasable hereunder, on the 15th day of each calendar month thereafter for the next seventeen consecutive months, provided and on condition that the Engagement Agreement has not been terminated by either party and the Holder continues to provide services to the Company under the Engagement Agreement and is not in material breach thereof from the date hereof through each such vesting date. Notwithstanding the above, all of the Warrant Shares shall vest immediately upon a Change of Control.

        (c)    Termination.    The unexercised portion of this Warrant shall terminate and cease to be exercisable at 5:00 P.M., Eastern Time, on the Expiration Date.

        3.    EXERCISE OF WARRANT.

        (a)    Manner of Exercise; Payment.    This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of the respective whole Warrant Shares as shall have vested pursuant to Section 2(a)(ii), by the surrender of this Warrant (with the notice of exercise at the end hereof duly executed) to the Company at its office as set forth in the form of election attached hereto, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Share Price multiplied by the number of respective Warrant Shares for which this Warrant is being exercised.

        (b)    Delivery of Warrant Shares.    Upon any exercise of this Warrant in the manner set forth in Section 3(a) above, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, (subject, however, to the expiration or early termination, as applicable, of any relevant waiting period under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended), execute or cause to be executed and deliver or cause to be delivered to the Holder certificate(s) representing the aggregate number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificate(s) so delivered shall be, to the extent possible, issued in such denomination(s) as the Holder shall request in the notice of exercise and shall be registered in the name of Holder or, subject to the restrictions set forth in Section 8, in the name of such other Person as shall be designated in the notice of exercise. This Warrant shall be deemed to have been exercised and such certificates shall be deemed to have been issued (and, therefore, the Holder or any other Person designated to be named therein shall be deemed to have become a holder of record of shares of Common Stock for all purposes), as of the date the notice of exercise, together with payment to the Company of the Warrant Price and any tax or other governmental charge required to be paid by the Holder pursuant to Section 4(a) hereof. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificates representing the Common Stock issuable upon the exercise of this Warrant, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock covered by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

        4.    STOCK FULLY PAID; RESERVATION AND AUTHORIZATION OF COMMON STOCK, NO IMPAIRMENT.

        (a)    Stock Fully Paid and Nonassessable.    All Warrant Shares shall, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder.

        (b)    Reservation and Authorization.    From and after the date of this Warrant, the Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the exercise in full of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise in full of this Warrant, the Company shall take all such corporate action as, upon the advice of counsel to the Company, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Before taking any action which would result in an adjustment pursuant to Section 5 in the number of shares of Common Stock for which this Warrant is exercisable or in the Warrant Price, the Company shall obtain all such authorizations or exemptions thereof or consents thereto, as may be necessary from any public or governmental authorities having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant require registration or qualification with any public or governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be fully registered, qualified and approved.

        (c)    No Impairment.    The Company shall not by any action, including, without limitation, amending its certificate of incorporation or its by-laws, or through any reorganization, recapitalization, reincorporation, transfer of assets, consolidation, merger, business combination, dissolution, liquidation, winding-up, issue or sale of securities or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect fully the rights and remedies of the Holder against any such impairment. Without limiting the generality of the foregoing, the Company, by way of example and without limitation, shall (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Share Price in effect immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from all public and governmental authorities having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        5.    ADJUSTMENT OF SHARE PRICE AND NUMBER OF SHARES.    The Share Price shall be adjusted from time to time as set forth in this Section 5. The Company shall give the Holder notice of any event described in this Section 5 which requires an adjustment pursuant to this Section 5 at the time of such event.

        (a)    Stock Dividends, Subdivisions and Combinations.    In the event the Company shall, at any time or from time to time prior to 5:00 P.M., Eastern Time, on the Expiration Date, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger, consolidation or business combination to which Section 4(c) hereof does not apply) or otherwise, the Share Price in effect immediately prior to such action shall be adjusted by multiplying such Share Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately preceding such event and the denominator of which is the number of shares of Common Stock outstanding immediately after consummation of such event. An adjustment made pursuant to this Section 5(a) shall be given effect upon payment of said dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

        (b)    Issuance of Additional Shares of Common Stock.    In the event the Company shall, at any time or from time to time issue sell or exchange shares of Common Stock (other than pursuant to any right, option or warrant to purchase or acquire shares of Common Stock or in connection with an acquisition, merger, business combination or other similar transaction) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then the Share Price shall be decreased by multiplying such Share Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company.

        (c)    Reorganization, Reclassification, Consolidation, Merger, or Disposition of Assets.    In the event the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock, then each Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. For purposes of this Section 5(c), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5(c) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

        6.    NOTICES TO HOLDER.    Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the Share Price shall be adjusted pursuant to Section 5, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the share price or prices thereof, after giving effect to such adjustment or change. The Company shall use its best efforts to cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 12(g) at least 5 business days prior to the occurence of the event requiring such adjustment or change. The Company shall keep copies of all such certificates and cause the same to be available for inspection at said office during normal business hours.

        7.    FRACTIONAL SHARES.    No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall pay cash in lieu of such fractional share in the amount equal to the same fraction of the Share Price in effect on the date of exercise.

        8.    COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES OF COMMON STOCK.

        (a)   Compliance with Securities Act.    The Holder, by acceptance hereof, agrees that (i) this Warrant and the Warrant Shares are being acquired for investment and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act and (ii) prior to issuance of any Warrant Shares upon exercise of this Warrant, the Company may require, as a condition precedent to such issuance, that the holder(s) of such Warrant Shares enter into a stockholders' agreement among the Company, such holder(s) and one or more other stockholders of the Company with respect to, among other things, such Warrant Shares, which stockholders' agreement will include, without limitation, certain restrictions on the transferability of such Warrant Shares and tag-a-long rights, in each case substantially similar to those restrictions and rights provided to other GFInet stockholders. Such stockholders' agreement will terminate upon the consummation of a Qualified IPO. This Warrant and all Warrant Shares may bear the following or a similar legend:

        "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged, or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

        (b)    Transferability of Warrant.    This Warrant may not be transferred to any Person other than an Affiliate or Associate of the Holder without the prior written consent of the Company and, if so transferred, only in accordance with the following provisions of this Section 8(b). Prior to any transfer or attempted transfer of this Warrant pursuant to the first sentence of this Section 8(b), the Holder shall give five (5) Business Days' prior written notice (a "Transfer Notice") to the Company of the Holder's intention to effect such transfer, describing the manner and circumstance of the proposed transfer. Subject to compliance with federal and state securities laws, after the fifth Business Day next following delivery of the Transfer Notice and such opinion, if applicable, the Holder shall be entitled to transfer this Warrant in accordance with the terms of the Transfer Notice. Each Warrant issued upon such transfer shall bear a restrictive legend substantially to the effect of the provisions of Section 8(a), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

        (c)    Market Standoff.    The Holder agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Holder will not sell or otherwise transfer any Warrant Shares or other securities of the Company during the 6 month period (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        9.    RIGHTS AND LIABILITIES AS STOCKHOLDERS.

            (a)   No Rights as Stockholder. No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares issuable upon the exercise hereof shall have become deliverable, as provided herein.

            (b)   Limitation on Liability. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        10.    LOSS OR MUTILATION.    Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in the case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor provided that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

        11.    REGISTRATION.

        (a)   If, at any time prior to the expiration of the Exercise Period, the Company proposes to file with the Commission a registration statement under the Securities Act on any form (other than a registration statement on Form S-4, Form S-8, or any successor form) covering the disposition of Common Stock having an aggregate disposition price of at least $1.0 million, either for its own account or for the account of any stockholder of the Company (a "Registration Statement"), excluding any Registration Statement filed with the Commission in connection with a firm commitment underwritten initial public offering of Common Stock for the account of the Company, and at such time the Holder has exercised this Warrant in whole or in part, the Company will give written notice (a "Piggyback Notice") to the Holder at least 20 days before the initial filing of such Registration Statement, which Piggyback Notice shall set forth the intended method of disposition of the securities proposed to be registered. The Piggyback Notice shall offer to include in such filing such aggregate number of Warrant Shares then owned by the Holder as the Holder may request. The Holder shall advise the Company in writing within 10 days after the date of receipt of the Piggyback Notice from the Company whether the Holder intends to have any Warrant Shares registered under the Registration Statement, setting forth the number of such Warrant Shares for which registration is requested. The Company shall thereupon include in such Registration Statement the aggregate number of Warrant Shares held by the Holder for which registration is so requested, subject to the provisions of the next sentence. If a Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows: (i) first, the securities proposed by the Company to be sold for it own account; (ii) second, any securities of the Company held by holders of the Series A Preferred Stock of the Company and Series B Preferred Stock of the Company with contractual rights to be included therein and (iii) third, any Registrable Securities requested to be included in such registration by the Holder.

As used herein, "Registrable Securities" shall mean the Warrant Shares that have not been previously sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act.

        (b)   In the event of a registration pursuant to the provisions of this Section 11, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 11(b) in which it is not otherwise required to qualify to do business.

        (c)   The Company shall keep effective any registration or qualification contemplated by this Section 11 and shall from time to time amend or supplement each applicable Registration Statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of three months from the date on which the Holder is first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

        (d)   In the event of a registration pursuant to the provisions of this Section 11, the Company shall furnish to the Holder such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

        (e)   In the event of a registration pursuant to the provisions of this Section 11, the Company shall furnish the Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the Registration Statement has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration Statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the Registration Statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such Registration Statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 11(b).

        (f)    In the event of a registration pursuant to the provision of this Section 11, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

        (g)   In the event of a registration pursuant to the provisions of this Section 11:

            (i)  The Holder shall furnish to the Company in writing such appropriate information (relating to the Holder and the intention of such Holder as to proposed methods of sale or other disposition of its shares of Common Stock) and the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith as the Company, any underwriter, or the Commission or any other regulatory authority may request;

           (ii)  The Holder shall enter into the usual and customary form of underwriting agreement agreed to by the Company and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary rights of indemnity between the Company, the underwriters, and the Holder;

         (iii)  The Holder shall agree that he shall execute, deliver and/or file with or supply the Company, any underwriters, the Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this Section 11 and/or to effect the registration or qualification of his or its Registrable Securities under the Securities Act and/or any of the laws and regulations of any state of governmental instrumentality;

          (iv)  the Company's obligation to include any Registrable Securities in a Registration Statement shall be subject to the written agreement of the Holder thereof to offer such securities in the same manner and on the same terms and conditions as the other securities of the same class are being offered pursuant to the registration statement, if such shares are being underwritten;

           (v)  In the event that all the Registrable Securities have not been sold on or prior to the expiration of the period specified in Section 11(c) above, the Company may de-register by post-effective amendment any Registrable Securities covered by the Registration Statement, but not sold on or prior to such date. The Company agrees that it will notify the Holder of Registrable Securities of the filing and effective date of such post-effective amendment; and

          (vi)  The Holder agrees that upon notification by the Company that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, such Holder shall immediately upon receipt of such notification (x) cease to offer or sell any securities of the Company which must be accompanied by such prospectus, (y) return all such prospectuses in such Holder's hands to the Company, and (z) not offer or sell any securities of the Company until such Holder has been provided with a current prospectus and the Company has given such Holder notification permitting such Holder to resume offers and sales.

         (h)  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with: (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or (ii) any omission or alleged omission to state a material fact required to be stated in any document referenced in clause (A) or (B) above or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such person expressly for inclusion in any Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

        If any action is brought against the Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 11(h), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11(h) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, Registration Statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

        (i)    The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(h), but only with respect to statements or omissions, if any, made in any Registration Statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may

be. If any action shall be brought against the Company or any other person so indemnified based on any such Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(i), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(h).

        (j)    To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(h) or 11(i) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such Registration Statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Holder of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(j). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Anything in this Section 11(j) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(j) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

        12.    MISCELLANEOUS.

        (a)   Non-Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

        (b)   Successor and Assigns. Subject to the provisions of Section 8, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provision of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

        (c)   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

        (d)   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

        (e)   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purposes, be deemed a part of this Warrant.

        (f)    Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

        (g)   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized, overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective address of each party as set forth below or at such other address as such party may designate by ten days advance written notice to the other parties hereto:

    (i)
    If to Company:

    GFInet inc.
    100 Wall Street
    New York, NY 10005
    Attention:  Chaim A. Levin, Esq.
                      Scott E. Pintoff, Esq.
    Telephone: (212) 968-4100
    Telecopy: (212) 968-4150

    (ii)
    with a copy to:

    Greenberg Traurig, LLP
    200 Park Avenue
    New York, NY 10166
    Attention: Clifford E. Neimeth, Esq.
    Telephone: (212) 801-9200
    Telecopy: (212) 801-6400

    (iii)
    If to Holder:

    Newnetco LLC
    36 Park Drive East
    Branford, CT 06405
    Attention:    Larry Schwartz
                        Ross Kudwitt
    Telephone: (203) 453-0189
    Telecopy: (203) 453-6532

    with a copy to:

    Mark Beigelman, Esq.
    777 3rd Ave, 24th Floor
    New York, New York 10017
    Telephone: (212) 755-3100
    Telecopy: (212) 755-7431

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Date of Grant: June 15, 2000

GFINET INC.
By:	/s/ S. MCMILLAN Name: S. McMillan Title: C.O.O.

To:	GFInet inc. 100 Wall Street New York, NY 10005

NOTICE OF EXERCISE

        The undersigned hereby exercises its rights to purchase                          Warrant Shares covered by the within Warrant, pursuant to Section 3(a) of such Warrant, and tenders payment herewith in the amount of $                         in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security
or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

        The undersigned represents that (i) it is entitled to exercise the Warrant for the number of shares indicated, and (ii) it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:	Name:

(Print)
Address:

(Signature)

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

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WARRANT TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF GFINET INC.
NOTICE OF EXERCISE